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                          THIRD SUPPLEMENTAL INDENTURE

                                      FROM

                        MICHIGAN CONSOLIDATED GAS COMPANY

                                       TO

                                 CITIBANK, N.A.

                                     TRUSTEE

                                   -----------

                           Dated as of August 15, 2001

                             SUPPLEMENT TO INDENTURE

                            Dated as of June 1, 1998

                                  Providing for

                          6 1/8% Senior Notes due 2008


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         This THIRD SUPPLEMENTAL INDENTURE is made as of the 15th day of August, 2001, by and between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), and CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1998 (the "Original Indenture"), as amended, supplemented and modified (as so amended, supplemented and modified, the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities (the "Securities"); and

         WHEREAS, the Company desires to provide for the issuance of a series of its Securities pursuant to the Indenture; and

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 10.1 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 2.1 and Section 3.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its Securities under the Original Indenture, which shall be known as the "6 1/8% Senior Notes due 2008" (the "Senior Notes"); and

         WHEREAS, all things necessary to make such Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   Article I
                       RELATION TO INDENTURE; DEFINITIONS

         Section 1.01.

         This Supplemental Indenture constitutes an integral part of the Indenture.

         Section 1.02.

         For all purposes of this Supplemental Indenture:

         (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

         (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

         (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder," and "herewith" refer to this Supplemental Indenture.

                                   Article II
                                 THE SECURITIES

         This Supplemental Indenture hereby establishes a series of Securities, known as and entitled "6 1/8% Senior Notes due 2008." The aggregate principal amount of the Securities shall be limited initially to Two Hundred Million Dollars ($200,000,000) (except for Senior Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Senior Notes); provided that the Company may, without the consent of the Holders, "reopen" the series of Senior Notes so as to increase the aggregate principal amount of the Senior Notes in compliance with the procedures set forth in the Original Indenture, including Section 3.1 and Section 3.3 thereof, and subject to limitations, if any, on the Company's ability to issue Collateral Bonds securing the additional Senior Notes, so long as any such additional Senior Notes have the same tenor and terms as the Senior Notes then Outstanding.

         The Senior Notes are not subject to repayment at the option of Holders thereof and are not subject to any sinking fund. As provided in the form of Senior Notes attached hereto as Appendix I, the Senior Notes are subject to optional redemption, as a whole or in part, by the Company prior to the Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of the Senior Notes, redemptions shall be effected in accordance with Article Twelve of the Original Indenture.

         The Senior Notes shall have such other terms and provisions as are set forth in the form of the Senior Notes attached hereto as Appendix I (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

         The Senior Notes shall be issuable only in fully registered form and, as permitted by Section 3.1 and Section 3.2 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The Senior Notes will initially be issued in global form (the "Global Notes") under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, which is hereby designated as "U.S. Depositary" under the Indenture.

         Further to Section 3.5 of the Original Indenture, any Global Note shall be exchangeable for Senior Notes registered in the name of, and a transfer of a Global Note may be registered to, any Person other than the U.S. Depositary for such Senior Note or its nominee only if (i) such U.S. Depositary notifies the Company that it is unwilling or unable to continue as U.S. Depositary for such Global Note or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor U.S. Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Senior Notes. Upon the occurrence in respect of any Global Note of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Note may be exchanged for Senior Notes registered in the name of, and the transfer of such Global Note may be registered to, such Persons (including Persons other than the U.S. Depositary and its nominees) as such U.S. Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

                                  Article III
                          TRANSFER OF COLLATERAL BONDS

          The Company hereby issues, delivers and transfers to the Trustee in connection with the issuance of the Senior Notes, Two Hundred Million Dollars ($200,000,000) aggregate principal amount of a related issue of Collateral Bonds of the Company designated "First Mortgage Bonds, 6 1/8% Collateral Bonds due 2008" (the "Related Issue of Collateral Bonds" and, together with all other First Mortgage Bonds issued under the First Mortgage Indenture as security for Securities issued under the Indenture, "Collateral Bonds"), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Senior Notes as security for any and all obligations of the Company in respect of the Senior Notes of this series under the Indenture, this Supplemental Indenture and the Senior Notes, including but not limited to (1) the full and prompt payment of the interest on, principal of, and premium, if any, on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Senior Notes, either at the Stated Maturity, upon acceleration of the maturity or upon redemption of the Senior Notes, and (2) the full and prompt payment of any interest on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Senior Notes. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of the Related Issue of Collateral Bonds transferred to it as provided in this Article III for the benefit of the Holders of the Senior Notes and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company's obligations under the Indenture, this Supplemental Indenture and the Senior Notes.

         The Company shall make payments of the principal of, and premium or interest on, the Related Issue of Collateral Bonds to the Trustee, which payments shall be applied by the Trustee to satisfaction of all obligations then due on the Senior Notes.

         The Related Issue of Collateral Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Senior Notes through redemption, repurchase or otherwise. The "Release Date" shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or Event of Default has occurred and, at such time, is continuing under the Indenture.

                                   Article IV
                                    COVENANTS

         Section 4.01.

         The covenant set forth in Section 11.10 of the Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date); provided, that, in any case, the Company may issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted under Section
11.10 so long as it effectively secures the Senior Notes equally and ratably with such Indebtedness.

         Section 4.02.

         The covenant set forth in Section 11.11 of the Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date).

                                   Article V
                                  MISCELLANEOUS

         Section 5.01.

         The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

         Section 5.02.

         This Supplemental Indenture and the Senior Notes shall be construed in connection with and as a part of the Indenture and shall be governed by the laws (other than the choice of law provisions) of the State of New York.

         Section 5.03.

         (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Section 310 to 317, inclusive, of said act, such required provision shall control.

         (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

         Section 5.04.

         Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 5.05.

         (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this Supplemental Indenture to be executed by its duly authorized Officer and its corporate seal to be hereunto affixed, and CITIBANK, N.A., as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of August 15, 2001.

                                          MICHIGAN CONSOLIDATED GAS COMPANY


                                          By: /s/ N.A. Khouri
                                              -------------------------------
                                          Name: N.A. Khouri
                                          Title: Vice President and Treasurer




                                          CITIBANK, N.A., as Trustee



                                          By: /s/ Wafaa Orfy
                                              -------------------------------
                                          Name: Wafaa Orfy
                                          Title: Assistant Vice President

                                                                      Appendix I

                           FORM OF 6 1/8% SENIOR NOTE


CUSIP: 594457 BQ5
No. [  ]

                                                                    $200,000,000

         THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITARY OR A NOMINEE OF A U.S. DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        MICHIGAN CONSOLIDATED GAS COMPANY

                               6 1/8% Senior Notes
                                    due 2008

Principal Amount: $200,000,000

Authorized Denomination: $1,000

Regular Record Date: close of business on the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date

Original Issue Date: August 22, 2001

Stated Maturity: September 1, 2008

Interest Payment Dates: March 1 and September 1 of each year, commencing March 1, 2002

Interest Rate: 6 1/8% per annum

         MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company", which term includes any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on September 1, 2008 (the "Stated Maturity"), in the coin or currency of the United States, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on March 1, 2002 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted Interest to be fixed by the Senior Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Senior Indenture.

         Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Senior Note. In the event that any Interest Payment Date, Redemption Date or Maturity Date is not a Business Day, then the required payment of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). "Business Day" means any day other than a day on which banking institutions in The State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.

         Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent (as defined in the Senior Indenture). If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Senior Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         UNTIL THE RELEASE DATE (AS DEFINED ON THE REVERSE HEREOF), THIS SENIOR NOTE SHALL BE SECURED BY FIRST MORTGAGE BONDS (THE "FIRST MORTGAGE BONDS") ISSUED AND DELIVERED BY THE COMPANY TO THE SENIOR TRUSTEE (AS DEFINED ON THE REVERSE HEREOF) UNDER THE COMPANY'S TWENTY-NINTH SUPPLEMENTAL INDENTURE DATED AS OF JULY 15, 1989, PROVIDING FOR THE RESTATEMENT OF THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED AS OF MARCH 1, 1994 BETWEEN THE COMPANY AND CITIBANK, N.A. (THE "MORTGAGE TRUSTEE"), AS SUPPLEMENTED BY THE THIRTY-SIXTH SUPPLEMENTAL INDENTURE (AS SO SUPPLEMENTED, THE "MORTGAGE INDENTURE"). ON THE RELEASE DATE, THE SENIOR NOTES SHALL CEASE TO BE SECURED BY SUCH FIRST MORTGAGE BONDS AND, AT THE COMPANY'S OPTION, EITHER (i) SHALL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (ii) SHALL BE SECURED BY FIRST MORTGAGE BONDS UNDER A SECURED MORTGAGE INDENTURE OTHER THAN THE MORTGAGE INDENTURE.

         Reference is made to the further provisions of this Senior Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Senior Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Senior Trustee under the Senior Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

                                              MICHIGAN CONSOLIDATED GAS COMPANY


                                              By:
                                                   -----------------------------
                                                   Title:

Attest:

By:
     -----------------------
     Title:

                         CERTIFICATION OF AUTHENTICATION

Dated:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Senior Indenture.

                                               CITIBANK, N.A., as Trustee


                                              By:
                                                 -------------------------------
                                                     Authorized Signatory

                        MICHIGAN CONSOLIDATED GAS COMPANY

                               6 1/8% Senior Notes
                                    due 2008

         1. Senior Indenture. (a) This Senior Note is one of the duly authorized issue of Securities of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 1, 1998, as supplemented by the First Supplemental Indenture, dated as of June 18, 1998, the Second Supplemental Indenture, dated as of June 9, 1999, and the Third Supplemental Indenture, dated as of August 15, 2001, between the Company and the Trustee (as so supplemented, the "Senior Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Senior Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Senior Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any) and may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This Security is one of the series designated as the "6 1/8% Senior Notes due 2008" (the "Senior Notes") of the Company.

                  (b) The Senior Indenture contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or certain covenants with respect thereto upon compliance by the Company with certain conditions set forth therein.

         2. Transfer. No service charge will be made for any transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Senior Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice pursuant to Section 12.4 of the Indenture identifying the serial numbers of the Senior Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Senior Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

         3. Redemption at the Company's Option. The Senior Notes shall be subject to redemption at the option of the Company, in whole at any time or in part from time to time (any such date of optional redemption, a "Redemption Date" for purposes of the Indenture), at an optional redemption price (which shall be a "Redemption Price" for purposes of the Indenture) equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Senior Notes to be redeemed and the remaining scheduled payments of interest on the principal amount of the Senior Notes to be redeemed (exclusive of interest accrued to the related Redemption Date) until Stated Maturity, in each case discounted from their respective scheduled payment dates to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points, plus in either case, accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security determined by the Reference Treasury Dealer selected by the Company as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the Senior Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Senior Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or
(iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

         "Reference Treasury Dealer" means each of: (i) Credit Suisse First Boston Corporation, J. P. Morgan Securities Inc. and Barclays Capital Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Senior Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Senior Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of the Senior Notes called for redemption.

         If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of the Senior Notes to be redeemed on the applicable Redemption Date is deposited with the Senior Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of the Senior Notes called for redemption.

         If the Senior Notes are only partially redeemed by the Company, the Senior Trustee shall select which Senior Notes are to be redeemed in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

         In the event of redemption of the Senior Notes in part only, a new Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Senior Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 12.4 of the Indenture.

         Any redemption of less than all of the Senior Notes shall, with respect to the principal thereof, be divisible by $1,000.

         4. Security; Release Date. Prior to the Release Date (as hereinafter defined), the Senior Notes shall be secured by First Mortgage Bonds designated as 6 1/8% Collateral Bonds due 2008 (the "Collateral Bonds"), delivered by the Company to the Senior Trustee for the benefit of the Holders of the Senior Notes. Prior to the Release Date, the Company shall make payments of the principal of, and premium, if any, and or interest on, the Collateral Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee to satisfaction of all obligations then due on the Senior Notes. Reference is made to the Mortgage Indenture and the Senior Indenture for a description of the rights of the Senior Trustee as holder of the Collateral Bonds, the property mortgaged and pledged under the Mortgage Indenture and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Collateral Bonds are secured and the circumstances under which additional First Mortgage Bonds may be issued.

         FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN COLLATERAL BONDS) ISSUED UNDER THE MORTGAGE INDENTURE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE AT, BEFORE OR AFTER THE MATURITY THEREOF (THE "RELEASE DATE"), THE COLLATERAL BONDS SHALL CEASE TO SECURE THE SENIOR NOTES IN ANY MANNER PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND AT SUCH TIME IS CONTINUING UNDER THE SENIOR INDENTURE. IN CERTAIN CIRCUMSTANCES PRIOR TO THE RELEASE DATE AS PROVIDED IN THE SENIOR INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF A SERIES OF COLLATERAL BONDS HELD BY THE TRUSTEE, BUT IN NO EVENT PRIOR TO THE RELEASE DATE TO AN AMOUNT LESS THAN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE SERIES OF SENIOR NOTES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH COLLATERAL BONDS.

         5. Effect of Event of Default. In case an Event of Default with respect to the Senior Notes shall occur and be continuing, the unpaid principal of the Senior Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

         6. Amendments and Waivers. The Senior Indenture may be modified by the Company and the Senior Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Senior Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Senior Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall bind such Holder and all future Holders of this Senior Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

         7. Obligations of Company. No reference herein to the Senior Indenture and no provision of this Senior Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Senior Note at the time, place, and rate and in the coin or currency herein prescribed.

         8. Denominations, Transfer and Exchange. (a) The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  (b) As provided in the Senior Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, and of like tenor, of authorized denominations and for the same maturity and aggregate principal amount, shall be issued to the designated transferee or transferees.

                  (c) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Senior Note for registration of transfer, the Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Senior Trustee nor any such agent shall be affected by notice to the contrary.

         9. No Liability of Certain Persons. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Senior Note or the Senior Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.

         10. Governing Law. The Senior Indenture and this Senior Note shall for all purposes be governed by, and construed in accordance with, the internal laws of the State of New York.

         THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:


TEN COM -- as tenants in common              (Name) CUST (Name) UNIF -- (Name) as Custodian
TEN ENT -- as tenants by the entirety        GIFT MIN ACT (state) for (name) under the (State)
JF TEN -- as joint tenants with                                       Uniform Gifts to
              right of survivorship                                   Junior Act
              and not as tenants
              in common


ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

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To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


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             (Insert assignee's social security or tax I.D. number)


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              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                       agent to transfer
                        --------------------------------------
this Note on the books of the Company. the agent may substitute another to act for him.


Dated:                               Your Signature:
         ------------------                          ---------------------------------------------
                                                     (Sign exactly as your name appears on the other
                                                     side of this Note)

Signature Guarantee:                 (Signatures must be guaranteed by an "eligible guarantor institution"
                                     meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the
                                     Exchange Act.)


Social Security Number or Taxpayer Identification
Number:
         ----------------------------------------